UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 18, 2008

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Incorporation)

001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events.
Signatures
Exhibit Index
Exhibit 99.1
Ex-99.1	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On April 18, 2008, Ormat Technologies, Inc. (the “Company”) announced that on April 17, 2008 its wholly-owned subsidiary, Ormat Nevada Inc., concluded the second closing under its previously announced transaction to sell part-ownership interests in certain geothermal power projects to Morgan Stanley Geothermal LLC and Lehman-OPC LLC, affiliates of Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., respectively (the “Institutional Equity Investors”). The Company reported the initial closing of the transaction in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2007 which is incorporated by reference herein.

In June 2007, Ormat Nevada Inc. transferred three geothermal power projects to OPC LLC and sold limited liability company interests in OPC LLC to the Institutional Equity Investors in connection with the monetization of production tax credits resulting from the transferred geothermal power projects (the “Initial Closing”). Under this second closing, the Galena 3 geothermal power project located in the State of Nevada was transferred to OPC LLC, and in exchange Ormat Nevada Inc. received an amount of approximately $64 million.

Ormat Nevada Inc. operates and maintains the geothermal power projects that were transferred in the Initial Closing and will continue to operate and maintain the Galena 3 project. Distributable cash flow generated by the projects as well as the production tax credits and the taxable income or loss associated with the projects, now including the Galena 3 project, will be allocated between Ormat Nevada Inc. and the Institutional Equity Investors in the same proportions as previously established in the transaction documents executed at the Initial Closing. Ormat Nevada Inc. will receive initially all of the distributable cash flow generated by the projects until it gets back the capital it has invested in the projects, while the Institutional Equity Investors will receive substantially all of the production tax credits and the taxable income or loss, and the distributable cash flow after Ormat Nevada Inc. has been returned its capital. Once the Institutional Equity Investors reach a target after-tax yield on their investment in OPC LLC, Ormat Nevada Inc. will receive substantially all of both distributable cash and taxable income. Ormat Nevada Inc. also has the option to buy out the investors’ remaining interest in OPC LLC at the then-current fair market value or, if greater, the Institutional Equity Investors’ “capital account” balance in OPC LLC. Should Ormat Nevada Inc. exercise this purchase option, it would thereupon revert to being sole owner of the projects, including the Galena 3 project.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in Ormat Technologies, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.
By	/S/ YEHUDIT BRONICKI
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date: April 18, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of the Company dated April 18, 2008.